Exhibit 5



                                January 16, 2004



Sprint Corporation
P.O. Box 7997
Shawnee Mission, Kansas  66207-0997

     Re: 12,000,000 shares of FON Common Stock (par value $2.00 per share), and the related FON Group Rights, and 8,000,000 shares of PCS Common Stock (par value $1.00 per share), and the related PCS Group Rights, issuable pursuant to the 1997 Long-Term Stock Incentive Program

Gentlemen:

     I have acted as your counsel in connection with the proposed offering and issuance of an aggregate of 12,000,000 shares of your FON Common Stock and the related FON Group Rights (the "FON Shares") and 8,000,000 shares of your PCS Common Stock and the related PCS Group Rights (the "PCS Shares"), referred to in the Registration Statement on Form S-8 (the "Registration Statement"), to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"). In such connection, I have examined the Registration Statement and I am familiar with the proceedings taken by your stockholders and your Board of Directors and officers in connection with the approval of the 1997 Long-Term Stock Incentive Program, the authorization of the FON shares and the PCS Shares, the recapitalization of your Common Stock into FON Common Stock and PCS Common Stock, and related matters, and I have reviewed such documents, records, and matters of law as I have considered necessary for rendering my opinion hereinafter set forth.

     Based upon the foregoing, I am of the opinion that:

     1. Sprint Corporation is a corporation duly organized and validly existing under the laws of the State of Kansas.

     2. The FON Shares and the PCS Shares have been duly and validly authorized, and when (i) the Registration Statement has become effective under the Act and (ii) the FON Shares and the PCS Shares are issued and sold in the manner permitted by the 1997 Long-Term Stock Incentive Program, such FON Shares and PCS Shares will be legally issued, fully paid and nonassessable.




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Sprint Corporation
January 16, 2004
Page 2





     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.


                                        Very truly yours,


                                        /s/ Michael T. Hyde

                                        Michael T. Hyde